Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 3 to Registration Statement No. 333-226428 on Form S-1 and the related prospectus of our report dated April 16, 2018, of our audit of the consolidated financial statements of Processa Pharmaceuticals, Inc., formerly Heatwurx, Inc., as of and for the years ended December 31, 2017 and 2016. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ BD & Company, Inc.

Owings Mills, MD

 October 30 , 2018